As filed with the Securities and Exchange Commission on January 24, 2024

Registration No. 333-203096

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TATA MOTORS LIMITED

(Exact Name of Registrant as specified in its charter)

Republic of India	Not Applicable	N/A
(State or other jurisdiction of incorporation or organization)	(Translation of registrant’s name into English)	(I.R.S. Employer Identification Number)

BOMBAY HOUSE

24, HOMI MODY STREET,

MUMBAI 400 001, MAHARASHTRA, INDIA

Tel: +91 22 6665 8282

(Address of principal executive office)

(Address and telephone number of Registrant’s principal executive offices)

Tata Incorporated

590 Madison Avenue, Suite 1800

New York, NY 10018

C/o Greenspoon Marder LLP

Tel: +1 (212) 524-5000

(Name, address and telephone number of agent for service)

With copy to:

Garth W. Bray, Esq.

Sullivan & Cromwell LLP

51 rue La Boétie

Paris 75008, France

T: +33-1-73-04-10-00

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form F-3 (File No. 333-203096) filed by Tata Motors Limited (the “Registrant”) with the U.S. Securities and Exchange Commission on March 30, 2015 (the “Registration Statement”), pertaining to the offering by the Registrant of Ordinary Shares, rights to subscribe for Ordinary Shares (including rights to subscribe for Ordinary Shares represented by American Depositary Shares), ‘A’ Ordinary Shares and rights to subscribe for ‘A’ Ordinary Shares.

On January 23, 2023, the Registrant’s American Depositary Shares, each representing five (5) Ordinary Shares, par value Rs.2 per share, were delisted from the New York Stock Exchange (the “NYSE”). Following the delisting from the NYSE, the Registrant intends to deregister and terminate its reporting obligations under the Securities Exchange Act of 1934, as amended.

In connection with the delisting, the Registrant is terminating any offerings of securities pursuant to the Registration Statement. The Registrant, by filing this Post-Effective Amendment, hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mumbai, India, on January 24, 2024.

TATA MOTORS LIMITED

By	:	/s/ Maloy Kumar Gupta
Name	:	Maloy Kumar Gupta
Title	:	Company Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.